Exhibit 99.1
GLOBAL CLINICAL DEVELOPMENT
COMPANY CONTACTS:

Investors/Analysts:
Linda Baddour	Kathy Waller
Executive Vice President & CFO	Financial Relations Board
(703) 464-6300	(312) 640-6696
Media:
John Lewis
Director of Marketing
(703)464-6338
FOR IMMEDIATE RELEASE
WEDNESDAY, JULY 25, 2007
PRA INTERNATIONAL ENTERS INTO MERGER AGREEMENT
WITH GENSTAR CAPITAL
PRA Stockholders to Receive $30.50 Per Share in Cash; Transaction Valued at $790 Million
RESTON, VA., JULY 25, 2007 – PRA International (NASDAQ: PRAI), a leading global clinical research organization, today announced that it has entered into a definitive merger agreement to be acquired by affiliates of Genstar Capital, LLC (“Genstar”), a private equity firm and a beneficial owner of 12.8% of the outstanding PRA shares. The transaction is valued at approximately $790 million.
Under the terms of the agreement, PRA stockholders will be entitled to receive $30.50 in cash for each share of PRA common stock, representing a premium of approximately 13% to PRA’s closing share price on July 24, 2007, and a premium of approximately 24% to PRA’s average closing share price for the three months ended July 24, 2007.
The members of the Board of Directors of PRA, with the exception of management and those affiliated with Genstar, following the unanimous recommendation of a Special Committee composed entirely of independent directors, has approved the agreement and recommends that PRA stockholders approve the merger.
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World Headquarters
12120 Sunset Hills Road, Suite 600 ▪ Reston, Virginia 20190 USA
Tel: +1 703 464-6300 ▪ Fax: +1 703 464-6301
WWW.PRAINTERNATIONAL.COM

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Armin M. Kessler, Chairman of the Special Committee, added: “After extensive negotiations and careful and thorough analysis, together with our independent advisors, the Special Committee and our Board endorsed this transaction as being in the best interest of the Company and our stockholders. We are pleased that this transaction appropriately recognizes the value of PRA as one of the world’s leading global CROs while providing our stockholders with an immediate cash premium for their investment in PRA. In Genstar, we are pleased to have an experienced group of investors committed to maintaining our company’s client-focused culture, building upon our core therapeutic expertise, and expanding our product offering across all business segments.”
“We believe PRA has a strong business model and intend to invest in the strategic initiatives necessary to allow the company to capitalize on the favorable dynamics of the CRO industry. By making the right investments and empowering employees to succeed, we fully expect to accelerate PRA’s current growth trajectory,” said Jean-Pierre Conte, Chairman and Managing Director of Genstar Capital.
Under the agreement, PRA may solicit proposals for alternative transactions from third parties for a 50-day period ending on September 12, 2007. To the extent that a superior proposal solicited during this period leads to the execution of a definitive agreement, PRA would be obligated to pay approximately a $7.9 million break-up fee to Genstar. In accordance with the agreement, the Board of Directors, through its Special Committee and with the assistance of its independent advisors, intends to actively solicit superior proposals during this period. There can be no assurances that this solicitation will result in an alternative transaction. PRA does not intend to disclose publicly developments with respect to this solicitation process unless and until its Board of Directors has made a decision regarding any alternative proposals.
Pending the receipt of stockholder approval and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as well as satisfaction of other customary closing conditions, the transaction is expected to be completed in the fourth quarter of 2007. There is no financing condition to the obligations of Genstar to consummate the transaction.
Credit Suisse Securities (USA) LLC is acting as financial advisor to the Special Committee. Dewey Ballantine LLP is acting as legal advisor to the Special Committee.
UBS Investment Bank is acting as financial advisor, and Latham & Watkins LLP is acting as legal advisor, to Genstar.
PRA will hold a conference call today, Wednesday, July 25, 2007 at 9:00 a.m. EDT to discuss this announcement, as well as second-quarter results. The call will be available via live webcast at www.prainternational.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. The call may also be accessed by dialing 800-322-2803 or 617-614-4925. A replay of the call will remain available at the site for 30 days.
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Additional Information and Where to Find It
In connection with the proposed merger, a proxy statement and other materials will be filed with the SEC. PRA INVESTORS ARE URGED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Investors will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to PRA International, 12120 Sunset Hills Road, Suite 600, Reston, VA 20190, telephone: (703) 464-6300, or from the Company’s website at http://www.prainternational.com.
Participants in the Solicitation
The Company, its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Additional information regarding the interests of potential participants in the proxy solicitation will be set forth in the proxy statement and other relevant documents regarding the merger when they are filed with the SEC.
About PRA International
PRA International is one of the world’s leading global clinical development organizations, with over 2,700 employees working from offices in North America, Europe, South America, Africa, Australia, and Asia. PRA delivers services to its clients through a unique approach called Project Assurance®, which represents the Company’s commitment to reliable service delivery, program-level therapeutic expertise, easy global access to knowledge and involved senior management.
To learn more about PRA International, please visit http://www.prainternational.com or call our World Headquarters at +1 (703) 464-6300.
About Genstar Capital LLC
Based in San Francisco, Genstar Capital (www.gencap.com) is a private equity investment firm that makes leveraged investments in quality middle-market companies. Genstar Capital works in partnership with management to transform its portfolio companies into industry-leading businesses. With more than $3 billion of committed capital under management and significant experience investing in businesses, Genstar focuses on selected segments of life science and healthcare services, industrial technology, business services and software services.
Cautionary Note Regarding Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements.
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These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against PRA and others following the announcement of the merger agreement; (3) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the merger; (4) the failure to obtain the necessary financing arrangements set forth in the commitment letter received in connection with the merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (6) other factors described in PRA’s filings with the Securities and Exchange Commission, including its reports on Forms 10-K, 10-Q and 8-K. Many of the factors that will determine the outcome of the subject matter of this communication are beyond PRA’s ability to control or predict. PRA undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future results or otherwise.
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